Florida East Coast Industries, Inc.

Supplemental Real Estate Information Package

December 31, 2003

Florida East Coast Industries, Inc.

Supplemental Real Estate Information Package

INDEX

Introduction

Introduction and forward-looking statements	1

Flagler Operating Property Information

Detail of property portfolio, including occupancy, financial measures and subsequent events	3-4

Lease expirations	5

Real estate development pipeline	6

Land Held for Development

Land held for development	8

Information and estimates for major developments	9

Realty and Land

Realty and Land currently on the market for sale or under contract	11

Introduction

Purpose

The purpose of this package is to provide investors with additional information about the Company’s real estate holdings.

About Florida East Coast Industries, Inc.

Florida East Coast Industries, Inc., headquartered in St. Augustine, Fla., conducts operations through two wholly owned subsidiaries, Flagler Development Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, develops, leases and manages 6.9 million square feet of commercial and industrial space, including 343,000 square feet in the development phase, and owns approximately 855 acres of entitled land and approximately 2,600 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of main line track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville and Miami. For more information, visit the Company’s website at http://www.feci.com.

About Flagler Development Company

A subsidiary of Florida East Coast Industries, headquartered in Jacksonville, Fla., Flagler owns, develops, leases and manages approximately 6.9 million square feet of office and industrial space, including 343,000 square feet in development phase. Flagler’s space consists of Class-A office and industrial properties, primarily in Jacksonville, Orlando and Miami. In addition, Flagler owns approximately 855 acres of entitled land in Florida which is available for development of up to an additional 13.9 million square feet and Flagler owns approximately 2,600 acres of other Florida properties.

About Florida East Coast Railway’s Lands

In addition to Flagler’s realty holdings, Florida East Coast Railway has land holdings of 1,213 acres which are redundant to the Railway’s operating requirements. Over time, the Railway has been reconfiguring its operations to improve efficiency of asset utilization and free up lands for higher and better uses. This process is continuing.

Contacts:

Investors:	Bradley D. Lehan

(904) 819-2128

Media:	Husein A. Cumber

(904) 826-2280

Forward-Looking Statements

This Information Package contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the Company’s future timing and costs of pursuing its development projects and the timing and amounts of resultant future rental revenues; changes in the real estate market or in general economic conditions, including the possibility of a general economic slowdown or recession; product and geographical concentration; industry competition; changes in interest rates and capital markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; changes in tax laws; weather conditions and other natural occurrences that may affect construction or cause damage to assets; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; costs and availability of land and construction materials; limitations on and challenges to title of property; risks related to the financial strength of joint venture projects ; changes in policies and practices or organized labor groups; shortages in electrical power; and other risks inherent in the real estate business. Further information on these and other risk factors is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Forms 10-K and 10-Q. The Company assumes no obligations to update the information contained in this Information Package, which speaks only as of its date.

Flagler Operating Property Information

SouthPark Center	Deerwood North
Flagler Center	Flagler Station
Gran Park at the Avenues	Deerwood South

FLAGLER DEVELOPMENT COMPANY

OPERATING PROPERTIES

	Building Name	Year Built	Location	Type	Total Rentable SF	12/31/2003 Occupied SF	12/31/2003 Occupied %	Rental Properties Operating Profit 3 months ended 12/31/2003	Rental Properties Depreciation & Amortization 3 months ended 12/31/2003	Rental Properties Operating Profit before Depreciation and Amortization 3 months ended 12/31/2003
same store	duPont Center I	1987	Jacksonville	Office	80,000	1,276	2%	(163,770)	82,045	(81,725)
same store	duPont Center II	1988	Jacksonville	Office	80,000	79,512	99%	95,302	123,632	218,934

2	duPont Center				160,000	80,788	50%	(68,468)	205,677	137,209

same store	Deerwood South Office Building 1	1996	Jacksonville	Office	134,235	104,082	78%	132,270	152,770	285,040
same store	Deerwood South Office Building 2	1996	Jacksonville	Office	124,735	115,656	93%	227,821	115,157	342,978
same store	Deerwood South Office Building 3	1996	Jacksonville	Office	126,121	119,563	95%	201,809	194,185	395,994
same store	Deerwood South Office Building 4	1998	Jacksonville	Office	134,931	134,931	100%	256,304	159,753	416,057
same store	Deerwood North Office Building 1	1999	Jacksonville	Office	135,283	128,778	95%	208,495	208,055	416,550
	Deerwood North Office Building 2	2001	Jacksonville	Office	135,270	98,254	73%	67,586	205,131	272,717

6	Deerwood				790,575	701,264	89%	1,094,285	1,035,051	2,129,336

same store	Flagler Center Office 1	1999	Jacksonville	Office	123,298	123,298	100%	47,766	220,262	268,028
same store	Flagler Center OSW 1	1997	Jacksonville	Office/Showroom/Warehouse	147,553	147,553	100%	271,936	108,980	380,916
same store	Flagler Center OSW 2	1998	Jacksonville	Office/Showroom/Warehouse	61,837	34,807	56%	24,383	46,661	71,044
same store	Flagler Center OSW 3	1998	Jacksonville	Office/Showroom/Warehouse	134,085	134,085	100%	45,759	242,509	288,268
same store	Flagler Center OSW 4	1999	Jacksonville	Office/Showroom/Warehouse	97,183	83,760	86%	40,907	187,061	227,968
same store	Flagler Center FLW 1	1997	Jacksonville	Front Load Warehouse	98,800	98,800	100%	53,349	52,407	105,756
same store	Flagler Center RB 1	1997	Jacksonville	Rail Building	107,800	107,800	100%	63,716	34,467	98,183

7	Flagler Center				770,556	730,103	95%	547,816	892,347	1,440,163

same store	Avenues Office Building 1	1992	Jacksonville	Office	80,018	42,582	53%	(9,575)	89,808	80,233
same store	Avenues Office Building 2	1993	Jacksonville	Office	80,614	44,643	55%	38,104	84,541	122,645
same store	Avenues Office Building 3	1995	Jacksonville	Office	80,936	77,220	95%	105,571	94,700	200,271
same store	Avenues OW 1, Bldg 400	1994	Jacksonville	Office/Warehouse	147,231	112,231	76%	36,831	56,947	93,778
same store	Avenues OW 2, Bldg 600	1996	Jacksonville	Office/Warehouse	154,326	146,034	95%	131,715	45,503	177,218
same store	Avenues OSW 1, Bldg 100	1992	Jacksonville	Office/Showroom/Warehouse	40,571	26,007	64%	9,758	54,592	64,350
same store	Avenues OSW 2, Bldg 200	1992	Jacksonville	Office/Showroom/Warehouse	61,911	58,687	95%	90,128	40,219	130,347
same store	Avenues OSW 3, Bldg 500	1997	Jacksonville	Office/Showroom/Warehouse	70,126	35,071	50%	(20,918)	76,865	55,947

8	Gran Park at the Avenues				715,733	542,475	76%	381,614	543,175	924,789

1	The Office Centre at Southpoint	1999	Jacksonville	Office	59,600	59,600	100%	68,341	111,961	180,302

24	TOTAL NORTH REGION				2,496,464	2,114,230	85%	2,023,588	2,788,211	4,811,799

same store	SouthPark Center—Office 1	1998	Orlando	Office	144,931	131,291	91%	326,451	173,388	499,839
same store	SouthPark Center—Office 2	1999	Orlando	Office	144,852	144,852	100%	554,842	210,124	764,966
same store	SouthPark Center—Office 3	2001	Orlando	Office	182,613	180,078	99%	281,856	297,563	579,419
same store	SouthPark Center—Office 4	2000	Orlando	Office	98,384	98,384	100%	124,702	202,577	327,279
same store	SouthPark Center—OSW 1	1998	Orlando	Office/Showroom/Warehouse	131,607	113,967	87%	73,980	254,982	328,962

5	SouthPark Center				702,387	668,572	95%	1,361,831	1,138,634	2,500,465

5	TOTAL CENTRAL REGION				702,387	668,572	95%	1,361,831	1,138,634	2,500,465

FLAGLER DEVELOPMENT COMPANY

OPERATING PROPERTIES

	Building Name	Year Built	Location	Type	Total Rentable SF	12/31/2003 Occupied SF	12/31/2003 Occupied %	Rental Properties Operating Profit 3 months ended 12/31/2003	Rental Properties Depreciation & Amortization 3 months ended 12/31/2003	Rental Properties Operating Profit before Depreciation and Amortization 3 months ended 12/31/2003
same store	Flagler Station OW 1	1990	Miami	Office/Warehouse	109,216	92,955	85%	45,231	42,948	88,179
same store	Flagler Station OW 2	1991	Miami	Office/Warehouse	109,900	109,900	100%	72,940	46,982	119,922
same store	Flagler Station OW 3	1992	Miami	Office/Warehouse	80,860	80,860	100%	48,733	34,501	83,234
same store	Flagler Station OW 4	1993	Miami	Office/Warehouse	81,153	67,503	83%	43,411	36,686	80,097
same store	Flagler Station OW 5	1996	Miami	Office/Warehouse	103,200	64,552	63%	7,817	35,652	43,469
same store	Flagler Station OSW 1	1989	Miami	Office/Showroom/Warehouse	48,886	33,946	69%	4,691	27,776	32,467
same store	Flagler Station OSW 2	1989	Miami	Office/Showroom/Warehouse	79,840	58,340	73%	8,761	62,162	70,923
same store	Flagler Station OSW 3	1990	Miami	Office/Showroom/Warehouse	79,782	79,782	100%	63,553	38,672	102,225
same store	Flagler Station OSW 4	1992	Miami	Office/Showroom/Warehouse	79,670	79,670	100%	37,175	35,914	73,089
same store	Flagler Station OSW 5	1994	Miami	Office/Showroom/Warehouse	80,200	65,800	82%	14,972	61,230	76,202
same store	Flagler Station FLW 1	1991	Miami	Front Load Warehouse	119,333	119,333	100%	76,444	39,224	115,668
same store	Flagler Station FLW 2	1992	Miami	Front Load Warehouse	138,600	112,300	81%	43,132	45,396	88,528
same store	Flagler Station FLW 3	1993	Miami	Front Load Warehouse	138,600	105,900	76%	(131,649)	35,257	(96,392)
same store	Flagler Station FLW 4	1993	Miami	Front Load Warehouse	90,735	90,735	100%	52,922	31,613	84,535
same store	Flagler Station FLW 5	1994	Miami	Front Load Warehouse	119,400	119,400	100%	88,349	32,015	120,364
same store	Flagler Station FLW 6	1995	Miami	Front Load Warehouse	91,393	91,393	100%	30,161	38,667	68,828
same store	Flagler Station FLW 7	1995	Miami	Front Load Warehouse	91,393	91,393	100%	45,398	36,929	82,327
same store	Flagler Station DFLW 1	1993	Miami	Double Front Load Warehouse	238,530	225,030	94%	106,319	73,870	180,189
same store	Flagler Station RB 1	1989	Miami	Rail Building	69,680	43,280	62%	(9,480)	28,691	19,211
same store	Flagler Station RB 2	1991	Miami	Rail Building	70,000	70,000	100%	40,035	27,065	67,100
same store	Flagler Station RB 3	1993	Miami	Rail Building	119,400	119,400	100%	72,660	41,945	114,605
same store	Flagler Station RB 4	1994	Miami	Rail Building	138,600	138,600	100%	77,052	43,780	120,832
same store	Flagler Station SC 1	1994	Miami	Service Center	38,956	36,216	93%	16,064	38,467	54,531
same store	Flagler Station Phase II—Office 1	2000	Miami	Office	101,444	101,444	100%	141,615	114,538	256,153
same store	Flagler Station Phase II—OW 1	1997	Miami	Office/Warehouse	103,200	79,524	77%	(30,493)	32,374	1,881
	Flagler Station Phase II—Retail	2001	Miami	Retail	42,800	10,042	23%	(45,796)	45,245	(551)
	Flagler Station Phase II—OW 26	2001	Miami	Office/Warehouse	201,000	126,766	63%	71,712	54,887	126,599
	Flagler Station Phase II—OW 22	1999	Miami	Office/Warehouse	179,832	179,832	100%	109,631	137,025	246,656
	Flagler Station Phase II—OW 23	1999	Miami	Office/Warehouse	179,832	179,832	100%	146,804	105,948	252,752
	Flagler Station Phase II—OW 24	1999	Miami	Office/Warehouse	179,672	179,672	100%	96,141	123,069	219,210

30	Flagler Station				3,305,107	2,953,400	89%	1,344,305	1,548,528	2,892,833

30	TOTAL SOUTH REGION				3,305,107	2,953,400	89%	1,344,305	1,548,528	2,892,833

59	TOTAL 100% OWNED OPERATING PROPERTIES				6,503,958	5,736,202	88%	4,729,724	5,475,373	10,205,097

53	TOTAL SAME STORE PROPERTIES ONLY				5,525,952	4,902,204	89%	4,215,305	4,692,107	8,907,412

Same store properties include all properties that were in service during both 2002 and 2003.

One fully leased 60,000 square foot building is excluded from this schedule as it is currently held for sale.

Rental properties operating profit before depreciation and amortization is not a GAAP measurement. It is calculated by subtracting depreciation and amortization from rental properties operating profit.

Occupied SF represent all leases that have been executed and have commenced. It does not include leases that have been executed, but have not commenced.

FLAGLER DEVELOPMENT COMPANY

Lease Expirations (square feet)

100% Owned Properties

Expirations Time Frame	North Region	Central Region	South Region	All Regions Total
01/01/04—12/31/04	204,588	4,699	311,556	520,843
01/01/05—12/31/05	243,495	150,876	723,299	1,117,670
01/01/06—12/31/06	229,745	14,585	698,356	942,686
01/01/07—12/31/07	176,555	65,009	251,323	492,887
01/01/08—12/31/08	257,635	117,965	367,628	743,228
01/01/09—Thereafter	1,008,288	315,455	619,586	1,943,329

Total Square Feet	2,120,306	668,589	2,971,748	5,760,643	*

*	Difference between total expiring and total occupied represents leases that have been executed, but have not commenced, less leases that are currently in short-term extension status.

Artist’s Rendering of Future Flagler Center,

located in Jacksonville, Florida

REAL ESTATE DEVELOPMENT PIPELINE

Development Projects—as of 12/31/03			Net Rentable Square Feet	Actual or Expected Certificate of Occupancy	% Leased/ Pre-leased
Status	Ownership%
1 Under Construction	100%	Deerwood North—Office 3	113,000	Dec-03	60%
2 Under Construction	100%	Flagler Station—Ryder BTS	230,000	Jan-05	100%

		Projects under Construction	343,000

3 Pre-development	100%	SouthPark Center—Building 1000	136,709	Dec-04	0%
4 Pre-development	100%	Flagler Center—Building 4	113,948	Dec-04	0%
5 Pre-development	100%	Flagler Station—OW 25	160,211	TBD	0%
6 Pre-development	100%	Flagler Station OW 27	200,709	TBD	0%
7 Pre-development	100%	SouthPark Center—Building 700	93,400	TBD	0%

		Projects in Pre-development	704,977

		Total Development and Pre-development Projects	1,047,977

Under construction is defined as the status of a building that is in the process of being developed, assembled, built or constructed. A building is considered to be under construction after construction has commenced and until a certificate of occupancy is received.

Pre-development phase is defined as the status of a project when the necessary permits have been obtained and investments have been made in engineering, architectural planning and design.

Land utilized in pre-development phase is considered land held for development until the property reaches the construction and lease-up phase.

Land Held for Development

Flagler Center

Flagler Station

Phase I—Flagler Station I; Phase II—Flagler Station II

Phase III—Section 31; Phase IV—Section 8 (currently under contract)

Flagler Development Company

Land Currently Held for Development as of December 31, 2003

					Entitlements
Property Name/Description	County	Approx. Acres	Use	Office	Industrial	Other	Total
duPont Center	Duval	7	Dev. Office	500,000			500,000
Gran Park at The Avenues	Duval	14	Dev. Commercial	—	46,270		46,270
Flagler Center	Duval	335	Dev. Commercial	1,668,160	2,459,272	60,000	4,187,432
Deerwood North	Duval	9	Dev. Office	118,278			118,278
SouthPark Center I	Orange	15	Dev. Commercial	163,000			163,000
Flagler Station I	Dade	11	Dev. Commercial	60,800	135,623	58,200	254,623
Flagler Station II—Section 6	Dade	186	Dev. Commercial	665,135	2,145,710	286,234	3,097,079
Office Centre at Southpoint	Duval	5	Dev. Office	59,448			59,448

SUBTOTAL—Held for Development (Within Parks)		582		3,234,821	4,786,875	404,434	8,426,130

Bartram Park (adjacent to Flagler Center)	Duval	90	Undev. Office	882,000			882,000
SouthPark Center II	Orange	73	Undev. Commercial	1,740,073		98,000	1,838,073
Downtown Miami	Dade	8	Dev. Commercial	1,000,000			1,000,000
Flagler Plaza—Sunrise	Broward	40	Dev. Office	822,853			822,853

SUBTOTAL—Held for Development (Entitled Tracts)		211		4,444,926	—	98,000	4,542,926

Lemberg North	St. Johns	585	Undev. Industrial	—			—
Section 31 (adjacent to Flagler Station)	Dade	73	Undev. Commercial	—			—
SUBTOTAL—Held for Development (Unentitled Tracts)		658		—	—	—	—

TOTAL LAND HELD FOR DEVELOPMENT		1,451		7,679,747	4,786,875	502,434	12,969,056

Property held for development within parks and entitled tracts are shown at net developable acreage. Unentitled tracts are shown at gross acreage.

The land in the pre-development phase is included in this schedule. Once property reaches the construction and lease-up phase, it is no longer included in the “held for development” category.

The schedule above does not include acreage or entitlement information related to 16 acres at South Jax Industrial Park, 36 acres at Flagler Station I and 8 acres at Flagler Station II, all of which are currently under contract or on the market and represent 949,637 sq. ft. of entitlements.

Land Held for Development-information and estimates for selected properties as of December 31, 2003

Flagler Center
Estimated Acres Available for Development			335
Estimated Value Range today per Acre (Land)(1) assumes infrastructure in place	$200,000	to	$320,000
Estimated Infrastructure time frame			2 years
— Start			2004
— Finish			2005
Estimated Remaining Infrastructure cost/Dev Acre			$71,115
Estimated Land Absorption			7-10 years
— Start			2004
Estimated total reimbursement of costs from an incremental tax district (expected to be received over the next 8 to 12 years)			$21,500,000

Bartram Park-adjacent to Flagler Center
Estimated Remaining Developable Acres			90
Estimated Value Range today per Acre (Land)(2) assumes infrastructure in place	$230,000	to	$295,000
Estimated Infrastructure time frame			3 years
— Start			2004
— Finish			2006
Est Remaining Infrastructure cost/ Dev Acre			$20,900
Estimated Land Absorption			3 years
— Start			2006

SouthPark Center I
Estimated Remaining Developable Acres			15
Estimated Value Range today per Acre (Land)(3) assumes infrastructure in place	$150,000	to	$175,000
Estimated Infrastructure time frame			0 years
— Start			N/A
— Finish			N/A
Est Remaining Infrastructure cost/ Dev Acre			$—
Estimated Land Absorption			5 years
— Start			2004

SouthPark Center II
Estimated Developable Acres			73
Estimated Value Range today per Acre (Land)(4) assumes infrastructure in place	$295,000	to	$320,000
Estimated Infrastructure time frame			1 years
— Start			2004
— Finish			2005
Est Remaining Infrastructure cost/ Dev Acre			$52,959
Estimated Land Absorption			6-8 years
— Start			2004

Flagler Station II-Section 6
Estimated Remaining Developable Acres			186
Estimated Value Range today per Acre (Land)(5) assumes infrastructure in place	$370,000	to	$420,000
Estimated Infrastructure time frame			1 year
— Start			2004
— Finish			2004
Est Remaining Infrastructure cost/ Dev Acre			$6,726
Estimated Land Absorption			5-7 years
— Start			2004

Section 31-adjacent to Flagler Station *
Estimated Developable Acres			51
Estimated Value Range today per Acre (Land)(6) assumes infrastructure in place	$312,000	to	$381,000
Estimated Infrastructure time frame			1 year
— Start			2007
— Finish			2007
Est Remaining Infrastructure cost/ Dev Acre			$182,000
Estimated Land Absorption			4-6 years
— Start			2008

*	There may be a higher or better use for some or all of this land.

Flagler Plaza-Sunrise
Estimated Developable Acres			40
Estimated Value Range today per Acre (Land)(7) assumes infrastructure in place	$330,000	to	$370,000
Estimated Infrastructure time frame			0 years
— Start			N/A
— Finish			N/A
Est Remaining Infrastructure cost/ Dev Acre			$—
Estimated Land Absorption			7-9 years
— Start			2006

Land value estimates reflect current market conditions, which can fluctuate significantly, and are not estimates of expected future realizations over the anticipated absorption period.

(1)	Value is based on a blended Price per Acre Based on a Proposed Development Mix of: 78% Office—18% Industrial—4% Other.
(2)	Value is based on a blended Price per Acre Based on a Proposed Development Mix of: 100% Office—0% Industrial—0% Retail.
(3)	Value is based on a blended Price per Acre Based on a Proposed Development Mix of: 69% Office—31% Industrial—0% Retail.
(4)	Value is based on a blended Price per Acre Based on a Proposed Development Mix of: 59% Office—17% Call Center—24% Retail.
(5)	Value is based on a blended Price per Acre Based on a Proposed Development Mix of: 11% Office—58% Industrial—22% Call Center—9% Retail.
(6)	Value is based on a blended Price per Acre Based on a Proposed Development Mix of: 54% Office—46% Industrial—0% Retail.
(7)	Value is based on a blended Price per Acre Based on a Proposed Development Mix of: 100% Office—0% Industrial—0% Retail.

The Company has not provided detailed information on the following properties that are listed on the previous page: duPont Center, Gran Park at The Avenues, Deerwood North, Flagler Station I, Downtown Miami, Office Centre at Southpoint and Lemberg North.

The company may from time to time supply updated or additional information or additional information in the future, but undertakes no obligation to do so and investors are cautioned that the information provided herein speaks only as of December 31, 2003.

NOTE: Readers should refer to the Introduction page within this document for an in-depth review of Forward Looking Statements.

Ball Tract Sold in December, 2003 for $22.1 Million

Flagler Station—Section 8 Under Contract for $80 Million

Miami River Property Sold in November, 2003 for $18 Million

Realty and Land Currently on the Market or Under Contract as of December 31, 2003

Flagler Development Company

On the Market

Property Name/Description	County	Approx. Acres	Asking Price
Section 32—121st Way	Dade	34.0	$7,394,310
Ft. Pierce K-4	St. Lucie	72.9	$6,417,412
Tico	Brevard	249.1	$1,298,911
Vectorspace	Brevard	26.7	$1,252,000
National Gardens	Volusia	60.0	$1,150,000
Stuart Commerce Park	Martin	2.3	$1,020,000
Bunnell	Flagler	66.0	$210,000
4 Parcels	Various	16.9	$120,500
SouthPark II 60,000 sq. ft. Bldg.—Florida Metropolitan University	Orange	6.9	$12,600,000

TOTAL—Flagler Realty on the Market		500.8	$31,463,133

Florida East Coast Railway, L.L.C.

On the Market

Property Name/Description	County	Approx. Acres	Asking Price
Eyster Blvd.	Brevard	65.2	$7,476,500
Cadillac Gauge	Brevard	72.0	$5,642,000
Passenger Station Parcel	St. Johns	11.9	$3,887,730
Charles Street	Volusia	3.3	$1,125,000
Fountain Parcel	St. Johns	0.8	$540,000
Granada Blvd./Perrott Drive	Volusia	1.7	$373,140
Hopkins Street	Brevard	1.2	$268,000
Depot Site	Volusia	3.6	$232,050

TOTAL—Railway Surplus Land on the Market		159.7	$19,544,420

TOTAL—Flagler Realty and Railway Surplus Land on the Market		660.5	$51,007,553

Flagler Development Company and Florida East Coast Railway, L.L.C.

Realty and Land Under Contract as of December 31, 2003

Property Name/Description	Transactions	Approx. Acres	Contract Prices
TOTAL—Flagler Realty under Contract	8	500.3	$87,027,192

TOTAL—Railway Surplus Land under Contract	5	13.5	$817,786

TOTAL—Flagler Realty and Railway Surplus Land under Contract	13	513.8	$87,844,978

Under Contract represents a signed agreement between two parties. In all cases, these agreements have contingencies and exit clauses enabling either or both parties to exit the agreement subject to various conditions.